UNITED STATES

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Seer, Inc.

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Seer Board of Directors Issues Letter to Shareholders Highlighting the Company’s Significant Scientific Progress and Addressing Radoff and Torok’s Short-Sighted Campaign

Urges Stockholders to Vote “FOR” ONLY Seer’s Director Nominees on the BLUE Proxy Card

REDWOOD CITY, Calif., June 15, 2026 – Seer, Inc. (Nasdaq: SEER) (“Seer” or the “Company”) today issued a letter to stockholders containing important information for shareholders to consider in connection with the Company’s upcoming Annual Meeting of Stockholders (the “Annual Meeting”) to be held on July 28, 2026. Stockholders as of May 29, 2026 will be entitled to vote at the Annual Meeting.

The Board recommends that stockholders vote “FOR” the election of Seer’s seven highly qualified nominees on the BLUE proxy card.

The full text of the letter follows:

Dear Fellow Seer Stockholders,

You have an important choice to make regarding the future of Seer at our upcoming Annual Meeting of Stockholders, which will be held on July 28, 2026 (the “Annual Meeting”), and we are asking for your support.

Two activist stockholders, Bradley Radoff and Michael Torok, have submitted unqualified director nominations and three unsolicited proposals to acquire Seer, each priced below the value of the cash, cash equivalents and investments on our balance sheet. We are asking for your support for our Board at the Annual Meeting. Seer has a clear strategy in place to build the market for deep, unbiased proteomics and create meaningful value from our first-of-its-kind technology.

We unanimously recommend that you vote today using the BLUE proxy card “FOR” the election of each of Seer’s seven highly qualified director nominees: Omid Farokhzad, M.D., Meeta Gulyani, Robert Langer, Sc.D., Terrance McGuire, Dipchand (Deep) Nishar, Isaac Ro, and Nicolas Roelofs, Ph.D.

A vote for Seer’s nominees is a vote for:

1. Pioneering a New Market in Proteomics

•	Proteograph® Product Suite is the only commercial solution capable of standardized, deep, unbiased proteomics at population scale

•	250+ patent applications and issued patents, including 80+ issued patents worldwide

•

Seer is uniquely positioned to define, lead, and scale the deep, unbiased proteomics market, which we believe has the potential to substantially mirror the trajectory of genomics over the past 20 years

2. Rapidly Growing Scientific Validation and Population-Scale Studies

•	Featured in 84 peer-reviewed publications[1] - doubling in number over the past year

[1]

Seer, Inc., “Seer Reports First Quarter 2026 Financial Results and Reaffirms Full Year 2026 Outlook,” press release (May 13, 2026), available at https://investor.seer.bio/news-releases/news-release-details/seer-reports-first-quarter-2026-financial-results-and-reaffirms.

•

Landmark population-scale studies are underway with Korea University (20,000-sample cancer diagnostics study),[2] Discovery Life Sciences, and an NIH-funded multi-omics program[3], reflecting the scale and depth of proteomics research that was simply not possible prior to Seer

3. Accelerating Commercial Momentum

•	Installed base expanded 67% over the past year, with consumable kit sample volumes growing 69%[4]

•	Increasing utilization by existing customers alongside new customer adoption signals durable, recurring revenue growth

4. Disciplined Financial Management and Capital Allocation

•	Total operating expenses declined approximately 4.3%[5] in 2024 and 19.3%[6] in 2025 year-over-year, even as product launches accelerated

•	Q1 2026 operating expenses of $18.2M represent a meaningful reduction from $22.8M in Q1 2025,[7] with Seer well-funded to execute on our long-term strategy

•

Since 2024, Seer has repurchased approximately 13.2M shares at a volume-weighted average price of $1.86 (~$24.5M deployed), reducing net diluted shares by ~15%,[8] with a new $25M buyback announced in February 2026

5. Robust Innovation Pipeline

•	Our May 2025 launch of the SP200 Automation Instrument and Proteograph® ONE Assay advanced next-generation proteomics detection and its performance has enabled landmark population-scale studies

•	A next-generation proteomics detector in development will create an end-to-end sample-to-data proteomics solution, expanding the addressable market well beyond existing mass spectrometry users

6. An Experienced and Dedicated Board

[2]

Seer, Inc., “Seer’s Proteograph Platform Enables Unprecedented 20,000-Sample Proteomics Study with Korea University to Develop AI-Driven Diagnostics for Cancers in Young Adults,” press release (June 1, 2025), available at https://investor.seer.bio/news-releases/news-release-details/seers-proteograph-platform-enables-unprecedented-20000-sample.

[3]	Seer, Inc. Q4 and FY 2025 Earnings Conference Call webcast (February 26, 2026), available at https://edge.media-server.com/mmc/p/7qayq4eh.
[4]	Seer, Inc. Fourth Quarter and Full Year 2025 Earnings Conference Call webcast (February 26, 2026), available at https://edge.media-server.com/mmc/p/7qayq4eh/.
[5]

Seer, Inc., “Seer Reports Fourth Quarter and Full Year 2024 Financial Results and Provides Full Year 2025 Outlook,” press release (February 27, 2025), available at https://investor.seer.bio/news-releases/news-release-details/seer-reports-fourth-quarter-and-full-year-2024-financial-results.

[6]

Seer, Inc., “Seer Reports Fourth Quarter and Full Year 2025 Financial Results and Provides Full Year 2026 Outlook,” press release (February 26, 2026), available at https://investor.seer.bio/news-releases/news-release-details/seer-reports-fourth-quarter-and-full-year-2025-financial-results.

[7]

Seer, Inc., “Seer Reports First Quarter 2026 Financial Results and Reaffirms Full Year 2026 Outlook,” press release (May 13, 2026), available at https://investor.seer.bio/news-releases/news-release-details/seer-reports-first-quarter-2026-financial-results-and-reaffirms.

[8]	Seer, Inc. Q1 2026 Earnings Conference Call webcast (May 13, 2026), available at https://edge.media-server.com/mmc/p/krwrnxpf/.

•	Seer benefits from an independent and highly engaged Board that is purpose-built to oversee our strategy as we continue pioneering the nascent space of proteomics

•	A vote on the BLUE proxy card supports the three highly qualified directors Radoff and Torok are specifically seeking to replace:

•

Omid Farokhzad, M.D. — Co-founder and CEO of Seer; the scientific architect of the Proteograph®; author of 200+ scientific papers and inventor on 250+ patents; founder of multiple life sciences platform companies; and, together with his family entities, is a long-term stockholder and Seer’s largest stockholder.[9]

•

Terrance McGuire — Founding Partner of Polaris Partners; decades of capital-allocation and governance judgment; and invested in Seer at inception and again at Seer’s IPO, making him one of our longest-term stockholders.[10]

•

Dipchand (Deep) Nishar — Former Senior Managing Partner at SoftBank Vision Fund and Managing Director at General Catalyst; deep capital-markets, growth-investing, and corporate-strategy expertise; and invested in Seer while at Softbank, which remains Seer’s second largest stockholder.[11]

In contrast, we believe Bradley Radoff and Michael Torok are looking to thwart our progress through a short-term and self-interested campaign that risks disrupting Seer’s momentum at a critical stage of execution and value creation. Radoff and Torok have offered no plan to build Seer; their only plan is to sell Seer and capture, for their own benefit, our long-term value that belongs to all stockholders, before that compelling value can be realized. Radoff and Torok’s three nominees bring no proteomics, life sciences tools, or platform operating experience at a time when Seer is at a critical stage of execution.

Your vote is very important. Vote the BLUE proxy card today “FOR” ONLY Seer’s highly qualified nominees.

Thank you for your continued support of Seer.

Sincerely, The Seer Board of Directors

If you have any questions or require any assistance with voting your shares,

please call:

Innisfree M&A Incorporated

Stockholders may call toll free: (877) 456-3524

[9]

Seer, Inc., Definitive Proxy Statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission (June 3, 2026), available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001726445/000119312526255770/d28912ddefc14a.htm.

[10]	Ibid.
[11]	Ibid.

Advisors

Perella Weinberg Partners LP is serving as financial advisor to Seer and Wilson Sonsini Goodrich & Rosati, Professional Corporation is serving as legal counsel.

About Seer, Inc.

Seer, Inc. (Nasdaq: SEER) sets the standard in deep, unbiased proteomics, delivering insights with a scale, speed, precision and reproducibility previously unattainable. Seer’s Proteograph® Product Suite integrates proprietary engineered nanoparticles, streamlined automation instrumentation, optimized consumables and advanced analytical software to overcome the limitations of traditional proteomic methods. Seer’s products are for research use only and are not intended for diagnostic procedures. For more information, visit www.seer.bio.

For more information, please email us at pr@seer.bio.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on Seer’s beliefs and assumptions and on information currently available to it on the date of this press release. Forward-looking statements may involve known and unknown risks, uncertainties, and other factors that may cause Seer’s actual results, performance, or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements include but are not limited to statements regarding Seer’s plans, strategies, expectations, strategic opportunities, research and development initiatives, and prospects. These and other risks are described more fully in Seer’s filings with the Securities and Exchange Commission and other documents that Seer subsequently files with the Securities and Exchange Commission from time to time. Except to the extent required by law, Seer undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Media Contact:

Patrick Schmidt

pr@seer.bio

Joele Frank, Wilkinson Brimmer Katcher

Eric Brielmann / Joseph Sala

(212) 355-4449

Investor Contact:

Marissa Bych

investor@seer.bio